UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2014

CENTRAL FEDERAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

7000 N. High Street, Worthington, Ohio	43085	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

_______________________________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Central Federal Corporation (the “Company”) held a Special Meeting of Stockholders on September 8, 2014, at J. Liu Restaurant (Worthington Room) located at 6880 N. High Street, Worthington, Ohio 43085, for the purpose of considering and voting upon the matter described below (the “Special Meeting”).  At the close of business on the July 25, 2014 record date, 15,823,710 shares of the Company’s common stock were outstanding and entitled to vote.  At the Special Meeting, a total of 9,042,357 shares, or 57.14% of the outstanding shares of common stock of the Company were represented in person or by proxy.

The results of the voting at the Special Meeting were as follows:

1.

To approve the issuance of shares of common stock of the Company issuable upon conversion of the Company’s Non-Cumulative Perpetual Preferred Stock, Series B, and the exercise of Warrants as required by and in accordance with NASDAQ Marketplace Rule 5635.

For	Against	Abstain	Broker Non-votes
7,406,456	1,620,866	15,035	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: September 9, 2014	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Chief Financial Officer